Exhibit (h)(6)

February 5, 2013

Richard A. Hauser, Chairman

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

Dear Mr. Hauser:

This letter is to confirm to you that Thrivent Asset Management, LLC (the “Adviser”) has contractually agreed to waive certain fees and/or reimburse certain expenses associated with the Funds as detailed below. Amounts waived by the Adviser during the contractual period cannot be recouped by the Adviser in subsequent periods.

1.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Mid Cap Value Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.25% of the average daily net assets of the Class A shares.

2.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Natural Resources Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.30% of the average daily net assets of the Class A shares.

3.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Large Cap Growth Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.20% of the average daily net assets of the Class A shares.

4.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Money Market Fund equal in the aggregate to 0.20% of the average daily net assets of the Class A shares.

5.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Core Bond Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.85% of the average daily net assets of the Class A shares.

6.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Worldwide Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.40% of the average daily net assets of the Class A shares.

7.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Small Cap Growth Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.40% of the average daily net assets of the Class A shares.

8.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Diversified Income Plus Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.00% of the average daily net assets of the Class A shares.

9.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Government Bond Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.90% of the average daily net assets of the Class A shares.

10.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Equity Income Plus Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.15% of the average daily net assets of the Class A shares.

11.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Emerging Markets Equity Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.79% of the average daily net assets of the Class A shares.

12.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Equity Income Plus Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.80% the average daily net assets of the Institutional Class shares.

13.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Money Market Fund equal in the aggregate to 0.10% of the average daily net assets of the Institutional Class shares.

14.

The Adviser has agreed, through at least February 28, 2014, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Partner Emerging Markets Equity Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.32% of the average daily net assets of the Institutional Class shares.

Sincerely,

/s/ Randall L. Boushek

Randall L. Boushek

Manager

Thrivent Asset Management LLC